                                                                    EXHIBIT 3.27

                           Commonwealth of The Bahamas                    IBC 01

                    The International Business Companies Act

                                (No. 45 of 2000)

                          Certificate of Incorporation              (SECTION 16)

No. 132727 B

                           UP OFFSHORE (HOLDINGS) LTD.

      I, JACINDA P. BUTLER, Assistant Registrar General, the Commonwealth of The Bahamas do hereby certify pursuant to the International Business Companies Act 2000, (No. 45 of 2000) that all the requirements of the said Act in respect of incorporation have been satisfied, and that

                           UP OFFSHORE (HOLDINGS) LTD.

is incorporated in the Commonwealth of The Bahamas as an International Business Company this 12TH day of AUGUST, 2004

                                                  Given under my hand and seal
                                                  At Nassau in the Commonwealth
                                                  of The Bahamas

                                                  /s/ J. P. BUTLER
                                                  ------------------------------
                                                  ASSISTANT REGISTRAR GENERAL

                           COMMONWEALTH OF THE BAHAMAS
                                 NEW PROVIDENCE

                                COMPANY UNDER THE
                    INTERNATIONAL BUSINESS COMPANIES ACT 2000

                        File No. _______________________

                        Reg. No. _______________________


                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                           UP OFFSHORE (HOLDINGS) LTD.

               INCORPORATED THE TWELFTH DAY OF AUGUST, A.D. 2004.

                            CERTIFICATE OF COMPLIANCE

                           PURSUANT TO SECTION 15 (7)
                                       OF
                 THE INTERNATIONAL BUSINESS COMPANIES ACT, 2000
                                (NO. 45 OF 2000)

      We, H & J CORPORATE SERVICES LTD., acting as Registered Agent of UP OFFSHORE (HOLDINGS) LTD. (the "Company") hereby certify that the requirements of the International Business Companies Act, 2000 (No.45 of 2000), in respect of the registration of the Company have been complied with.

      DATED THIS TWELFTH DAY OF AUGUST, A.D., 2004.

                        /s/ [ILLEGIBLE]
                        ---------------------------------
                        FOR H & J CORPORATE SERVICES LTD.
                                REGISTERED AGENT

                          H & J CORPORATE SERVICES LTD.
                                  SHIRLAW HOUSE
                                87 SHIRLEY STREET
                                 NASSAU, BAHAMAS

                           COMMONWEALTH OF THE BAHAMAS

                  THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

                            MEMORANDUM OF ASSOCIATION

                                       OF

                           UP OFFSHORE (HOLDINGS) LTD.

1.    The name of the Company is UP OFFSHORE (HOLDINGS) LTD.

                                REGISTERED OFFICE

2. The Registered Office of the Company will be at Shirlaw House, 87 Shirley Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box SS-19084, Nassau, New Providence, Bahamas.

                                REGISTERED AGENT

3. The Registered Agent of the Company will be H & J Corporate Services Ltd., Shirlaw House, 87 Shirley Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box SS-19084, Nassau, New Providence, Bahamas.

                               OBJECTS AND POWERS

4.    (1)   The objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas.

      (2) The Company shall have all such powers as are permitted by any law for the time being in force in The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the objects or purposes of the Company.

      (3) The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

      (4) Any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 80 of the Act be regarded as in the usual or regular course of the business carried on by the Company.

                                    CURRENCY

5.    Shares in the Company shall be issued in the currency of United States
      Dollars.

                               AUTHORISED CAPITAL

6.    The authorised capital of the Company is US$5,000.00.

                     CLASSES, NUMBER AND PAR VALUE OF SHARES

7. The authorised capital is made up of one class of shares divided into 5,000 shares of US$1.00 each par value with one vote for each share.

                          SHARE RIGHTS AND LIMITATIONS

8. The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of directors but the directors shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation between the shares of the Company unless the Memorandum of Association shall have been amended to create separate classes of shares and shares of each separate class and series shall have identical rights as to voting, dividends, redemption and distributions.

                            VARIATION OF CLASS RIGHTS

9. If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                                REGISTERED SHARES

11.   Shares may be issued only as registered shares.

                              LIABILITY OF MEMBERS

12. The liability of members is limited to the amount, if any, unpaid on the shares respectively held by them.

               AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

13. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of the directors.

                                   DEFINITIONS

14. The meanings of words in this Memorandum of Association are as defined in the Articles of Association of the Company.

      We, the subscribers whose names are subscribed are desirous of incorporating an International Business Company under the laws of The Bahamas in pursuance of this Memorandum of Association.

      AS WITNESS our hands this 12th day of August, A.D. 2004.

      Subscriber                                  Subscriber
      LEX LTD.                                    LEGIS LTD.

By: /s/ [ILLEGIBLE]                           By: /s/ [ILLEGIBLE]
    ---------------------------                   ---------------------------
    Its Authorised Signatory                      Its Authorised Signatory

WITNESS to the above signatures:

                                                  /s/ Gwyneth V. Saunders
                                                  ---------------------------
                                                  Gwyneth V. Saunders
                                                  P.O. Box SS-19084
                                                  Nassau, Bahamas

                                   COMMONWEALTH OF THE BAHAMAS

                                   REGISTRAR GENERAL'S DEPARTMENT

                                   I certify the foregoing to be a true copy of the original document.

                                   /s/ [ILLEGIBLE]
                                   ----------------------------------------
                                   Registrar General
                                   AUG 12 2004

                           COMMONWEALTH OF THE BAHAMAS

                  THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

                             ARTICLES OF ASSOCIATION

                                       OF

                          UP OFFSHORE (HOLDINGS) LTD.

                                TABLE OF CONTENTS

ARTICLE        DESCRIPTION                                          PAGE
-------        -----------                                          ----
-              Table of Contents

1-6            Definitions                                          2-3

7              Private Company                                      3

8-10           Registered Shares                                    3-4

11-21          Shares, Authorised Capital and Capital               4-5

22-24          Lien on Shares                                       5

25-29          Transfer of Shares                                   6

30-34          Transmission of Shares                               6-7

35-40          Reduction Or Increase in Authorised Capital          7

41-61          Members: Meetings and Consents                       7-10

62-69          Directors                                            10

70-75          Powers of Directors                                  10-11

76-88          Proceedings of Directors                             11-12

89-92          Officers                                             12-13

93-94          Conflict of Interests                                13

95-97          Indemnification                                      13

98             Seal                                                 13-14

99-108         Dividends                                            14

109-112        Accounts                                             14-15

113-120        Auditors                                             15

121            Notices                                              15

122            Pension and Superannuation Funds                     16

123-124        Arbitration                                          16

125            Voluntary Winding-Up and Dissolution                 16

126            Continuation                                         16

                                   DEFINITIONS

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

WORDS               MEANING

Act The International Business Companies Act 2000 including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

Articles These Articles of Association as they may from time to time be amended.

capital The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                  (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

                  (b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

member            A person who holds shares in the Company.

Memorandum        The Memorandum of Association of the Company as it may from time to time be amended.

person An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

resolution        (a)   A resolution approved at a duly constituted meeting of
of directors            directors or of a Committee of directors of the Company
                        by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

                  (b) a resolution consented to in writing by a simple majority of all directors or of all members of the Committee of directors, as the case may be;

                  except where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

resolution        (a)   A resolution approved at a duly constituted meeting of
of members              the members of the Company by the affirmative vote of

                        (i) a simple majority of the votes of the members present and entitled to vote thereon and who voted and did not abstain; or

                        (ii) a simple majority of the votes of the members of each class or series of shares present and entitled to vote thereon as a class or series and who voted and did not abstain and of a simple majority of the votes of the remaining members present and entitled to vote thereon and who voted and did not abstain; or


                  (b)   a resolution consented to in writing by

                        (i) a simple majority of the votes of the members entitled to vote thereon, or

                        (ii) a simple majority of the votes of the shareholders entitled to vote thereon as a class and of a simple majority of the votes of the remaining members entitled to vote thereon;

Seal Any seal which has been duly adopted as the Common Seal of the Company.

securities        Shares and debt obligations of every kind, and options,
                  warrants and rights to acquire shares, or debt obligations.

surplus The excess, if any, at the time of the determination of the total assets of the Company over the sum of its total liabilities, as shown in its books of account, plus its issued and outstanding share capital.

treasury shares   Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, telefax, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. The realisable value in relation to the assets of the Company shall mean such value as the directors may decide upon as the value of the assets, which value in the absence of fraud shall be conclusive unless a question of law is involved.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

                                 PRIVATE COMPANY

7.    The Company is registered as a private company, and accordingly:

      (a) the right to transfer shares is restricted in the manner provided in these Articles;

      (b) the number of the members of the Company is limited to fifty. Provided that where two or more persons hold one or more shares in the Company jointly they shall for the purposes of this Article be treated as a single member; and

      (c) any invitation to the public to subscribe for any shares, debentures or other securities of the Company is prohibited.

                                REGISTERED SHARES

8. Subject to such conditions as the Directors may reasonably determine for the issue of Certificates every member holding registered shares in the Company shall be issued a certificate which shall be signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be stamped thereon.

9. Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares be worn out or defaced, the directors may upon surrender thereof for cancellation issue a new one in its stead and if it be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction and upon such indemnity being given to the Company as it by resolution of directors may determine issue a new one in its stead.

10. If several persons are registered as holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

                     SHARES, AUTHORISED CAPITAL AND CAPITAL

11. Subject to the provisions of these Articles and to any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

12. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

13. Shares in the Company may be issued for such amount of consideration as the Company may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares with par value constitutes capital to the extent of the par value and the excess constitutes surplus.

14. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

15. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

16. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

17. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorised capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors shall designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as, a preference if any, in the assets of the Company upon liquidation of the Company.

18. The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account.

19. A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired

      (a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

      (b)   in exchange for newly issued shares in the Company;

      (c)   by virtue of the provisions of Section 81 of the Act; and

      (d)   pursuant to an order of the court.

20. Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 18 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to Section 34 of the Act in which case they shall be cancelled.

21. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, the members of the Company shall not be entitled to vote in respect of such shares or to have dividends paid thereon and such shares shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

                                 LIEN ON SHARES

22. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

23. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as it may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

24. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the binding obligation in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                               TRANSFER OF SHARES

25. All transfers of shares may be effected by transfer in writing in the usual common form, or in such other form as the Directors may accept, and may be under hand only.

26. The instrument of transfer of a share shall be signed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

27. The Directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of shares (whether fully paid or not) to a person of whom they shall not approve, and they may also decline to register any transfer of shares on which the Company has a lien. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

28. The Directors may decline to recognise any instrument of transfer, unless:-

      (a) The instrument of transfer is deposited at the office or such other place as the Directors may appoint accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

      (b) The instrument of transfer is in respect of only one class of shares.

      All instruments of transfer which are registered may be retained by the Company.

29. Notwithstanding anything to the contrary contained in these presents the Directors may upon the written request of the transferor register a transfer of shares without an instrument of transfer being produced to them or lodged with the Company whether or not an instrument of transfer has been executed.

                             TRANSMISSION OF SHARES

30. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following 3 Articles.

31. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as personal representative of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside The Bahamas if the document evidencing the grant of probate or letters of administration, confirmation as personal representative, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

32. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

33. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

34. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

                   REDUCTION OR INCREASE IN AUTHORISED CAPITAL

35. The Company may amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares, increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

36.   The Company may amend the Memorandum to

      (a) divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

      (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series;

      Provided, however, that where shares are divided or combined under (a) or
      (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

37. The capital may by a resolution of directors be increased by transferring an amount out of the surplus of the Company to capital.

38. Subject to the provisions of the 2 next succeeding Articles the capital may by resolution of directors be reduced by:

      (a) returning to members any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company,

      (b) cancelling any capital that is lost or not represented by assets having a realisable value or

      (c) transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

39. No reduction of capital shall be effected that reduces the capital to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

40. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable value of the assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining issued and outstanding share capital.

                        MEETINGS AND CONSENTS OF MEMBERS

41. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside The Bahamas as the directors consider necessary or desirable.

42. Upon the written request of members holding 10 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

43. The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date of the notice is given appear as members in the Share Register and are entitled to vote at the meeting.

44. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

45. A meeting of members may be held in contravention of the requirement to give notice if members holding not less than 90 percent of;

      (a) the total number of shares of the members entitled to vote on all matters to be considered at the meeting, or

      (b) the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

      have waived notice of the meeting; and for this purpose presence at the meeting shall be deemed to constitute waiver.

46. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, shall not invalidate the meeting.

47. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member including otherwise than on a poll and that proxy need not to be a member.

48. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

49. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy. Only members who are individuals may appoint proxies.

                                (NAME OF COMPANY)
      I/We              being a member of the above Company
      With      shares HEREBY APPOINT           of              or failing him
      of
      to be my/our proxy to vote for me/us at the meeting of members to be held
      on the day of            and at any adjournment thereof. (Any restrictions
      on voting to be inserted here.)

      Signed this                       day of

      _______________
      Member

50.   The following shall apply in respect of co-ownership of shares:

      (a) if 2 or more persons hold shares together each of them may be present in person or by proxy at a meeting of members and may speak as a member;

      (b) if only one of them is present in person or by proxy he may vote on behalf of all of them, and

      (c) if 2 or more are present in person or by proxy they must vote as one.

51. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognise each other's voice and for this purpose participation shall constitute prima facie proof of recognition.

52. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy members representing not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by the proxy form or a copy thereof shall constitute a valid resolution of members.

53. If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy members representing not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

54. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose some one of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or appointed under an instrument of proxy in prescribed form at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

55. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

56. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

57. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

58. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

59. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a copy of such proxy or authority authenticated by the certificate of a Notary which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

60. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

61. An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members who shall not have had the opportunity of consenting or objecting to such resolution.

                                    DIRECTORS

62. The first directors of the Company shall be elected by the subscribers to the memorandum; and thereafter, the directors shall be elected by the members or the directors for such term as the members or the directors, as the case may be, determine.

63. The minimum number of directors shall be one and the maximum number shall be 7.

64. Each director shall hold office for the term, if any, fixed by resolution of members or by resolution of directors, as the case may be, or until his earlier death, resignation or removal, or in the case of a company upon the making of an order for the winding up or dissolution of the company or upon the removal of a defunct company by the Registrar otherwise than pursuant to a winding up order.

65. A director may be removed from office, with or without cause, by a resolution of members.

66. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

67. A vacancy in the Board of Directors may be filled by a resolution of members or by a resolution of a majority of the remaining directors.

68. The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

69. A director shall not require a share qualification, and may be an individual or a company.

                              POWERS OF DIRECTORS

70. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

71. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company and the directors may remove any such person so appointed.

72. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent but the directors may revoke or vary such powers. No officer or agent has any power or authority with respect to matters requiring a resolution under this Article or under Articles 69, 72 and 76.

73. Any director which is a body corporate may appoint in writing any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors and the person so appointed shall be entitled to exercise the same powers on behalf of such body corporate as the body corporate could exercise if it were an individual director.

74. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

75. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

                            PROCEEDINGS OF DIRECTORS

76. The directors or any Committee thereof may meet at such times and in such manner and places within or outside The Bahamas as the directors may determine to be necessary or desirable.

77. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognise each other's voice and for this purpose participation shall constitute prima facie proof of recognition.

78. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, shall not invalidate the meeting.

79. A director may by a written instrument appoint an alternate who need not be a director and who shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in the place of the director.

80. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2. Where any director is participating in a meeting in accordance with the provisions of Article 77 he shall be counted for the purpose of determining whether the meeting is duly constituted.

81. If the Company shall have only one director the provisions herein contained for meetings of the directors and shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

82. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Deputy Chairman of the Board of Directors shall preside. If there is no Deputy Chairman of the Board of Directors or if the Deputy Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

83. An action that may be taken by the directors or a Committee of directors at a meeting may also be taken by a resolution of directors or of a Committee of directors consented to in writing without the need for any notice and a resolution of directors consented to in writing as aforesaid may consist of several documents in like form (though they may differ by the means by which they are communicated). If any resolution of directors is adopted otherwise than by the unanimous written consent of all directors a copy of such resolution shall forthwith be sent to any director who shall not have had the opportunity of consenting or objecting to such resolution.

84.   The directors shall cause the following corporate records to be kept:

      (a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

      (b) copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

      (c) such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

85. The books, statutory registers, records and minutes shall be kept at the registered office of the Company.

86. The directors may, by resolution of directors, designate one or more Committees, each consisting of one or more directors.

87. Each Committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the Committee, except that no Committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

88. The meetings and proceedings of each Committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the Committee.

                                    OFFICERS

89. The Company may by resolution of directors appoint officers of the Company at such time as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Deputy Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

90. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Deputy Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the Share Register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

91.   The emoluments of all officers shall be fixed by resolution of directors.

92. The officers of the Company shall hold office until their successors are duly elected, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

                              CONFLICT OF INTERESTS

93. No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the Committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the members entitled to vote at a meeting of members and the agreement or transaction is approved or ratified by a resolution of members.

94. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

                                 INDEMNIFICATION

95. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who

      (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

      (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

96. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company.

97. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

                                      SEAL

98. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or an officer or any other person so authorised from time to time by resolution of directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a stamp of the Seal and of the signature of any director, officer or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                    DIVIDENDS

99. The Company may by a resolution of directors declare and pay dividends in money, shares, or other property. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed.

100. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

101. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

102. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its issued and outstanding share capital.

103. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

104. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds directly or indirectly, shares having more than 50 percent of the vote in electing directors.

105. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

106. In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

107. In the case of a dividend of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors shall designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

108. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value shall not constitute a dividend of shares.

                                    ACCOUNTS

109. The books of account, as shall be deemed necessary or desirable by the directors to reflect the financial position of the Company shall be kept at the registered office of the Company.

110. The directors shall if required by resolution of members cause to be made out and shall serve on the members or lay before a meeting of members at some date not later than three months after the date of the said resolution a profit and loss account for the financial period stipulated in the said resolution and a balance sheet as at the date to which the profit and loss account is made up. The Company's profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period.

111. A copy of such profit and loss account and balance sheet shall where it is not intended to be laid before a meeting of the members be served on every member in the manner prescribed herein for notices calling a meeting of members.

112. The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

                                    AUDITORS

113. The Company may by resolution of members call for the accounts to be examined by auditors.

114. The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

115. The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

116. The remuneration of the auditors of the Company, in the case of auditors appointed by the directors, may be fixed by resolution of directors but subject thereto shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

117. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

      (a) In their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period;

      (b) all the information and explanations required by the auditors have been obtained.

118. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

119. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

120. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

                                     NOTICES

121. Any notice, information or written statement to be given by the Company to members shall be served by personal service or by mail addressed to each member at the address shown in the Share Register or if the Share Register does not contain an address for the member, then to the last known address for such member.

                        PENSION AND SUPERANNUATION FUNDS

122. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment, or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

                                   ARBITRATION

123. Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

124. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

                      VOLUNTARY WINDING UP AND DISSOLUTION

125. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

                                  CONTINUATION

126. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside The Bahamas in the manner provided under those laws.

                                  SIGNATURE OF
               THE 2 SUBSCRIBERS OF THE MEMORANDUM OF ASSOCIATION

      Subscriber                          Subscriber
      LEX LTD.                            LEGIS LTD.

By:   /s/ [ILLEGIBLE]                     By:  /s/ [ILLEGIBLE]
      --------------------                     ------------------------
      Its Authorised Signatory                 Its Authorised Signatory

      WITNESS to the above Signatures:

                                          /s/ Gwyneth V. Saunders
                                          -------------------------------------
                                          Gwyneth V. Saunders
                                          P.O. Box SS-19084
                                          Nassau, Bahamas

                              COMMONWEALTH OF THE BAHAMAS

                              REGISTRAR GENERAL'S DEPARTMENT

                              I certify the foregoing to be a true copy of the original document.

                              /s/  [ILLEGIBLE]
                              -----------------------------------------
                              Registrar General
                              AUG 12 2004